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                                                                    Exhibit 4.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      AIRONET WIRELESS COMMUNICATIONS, INC.


         The name of the corporation (which is hereinafter referred to as the "Corporation") is "Aironet Wireless Communications, Inc."

         The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on August 25, 1993, under the name "Spider, Inc." Such certificate of incorporation was amended on August 30, 1993, October 13, 1993, January 19, 1994, and June 20, 1996.

         This Amended and Restated Certificate of Incorporation has been duly approved and adopted by the Corporation's Board of Directors and stockholders, and has been duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware.

         The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I
                                    ---------
                                      NAME

         The name of the corporation (which is hereinafter referred to as the "Corporation") is Aironet Wireless Communications, Inc.


                                   ARTICLE II
                                   ----------
                                REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III
                                   -----------
                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").



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                                   ARTICLE IV
                                   ----------
                                  CAPITAL STOCK

         SECTION 1.  TOTAL NUMBER OF SHARES.
                     -----------------------

                  (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 60,500,000, consisting of 60,000,000 shares of Common Stock, par value of $0.01 per share (the "Common Stock"), and 500,000 shares of Preferred Stock, par value of $0.01 per share (the "Preferred Stock"). The Common Stock of the Corporation shall be all of one class. The Preferred Stock may be issued in one or more series having such designations as may be fixed by the Board of Directors.

                  (b) The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Common Stock and the Preferred Stock, to determine the number of shares of each series and to fix for each series of Common Stock and for any series of Preferred Stock such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors or a duly authorized committee thereof providing for the issue of such series and as may be permitted by Delaware Law.

                  (c) The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the Common Stock of the Corporation irrespective of the provisions of
         Section 242(b)(2) of Delaware Law.

         SECTION 2.  COMMON STOCK.
                     -------------

                  (a) ISSUANCE AND CONSIDERATION. Any unissued or treasury shares of the Common Stock may be issued for such consideration as may be fixed in accordance with applicable law from time to time by the Board of Directors.

                  (b) DIVIDENDS. Subject to the rights of holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of stock, and the holders of the Preferred Stock shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Stock).

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                  (c) POWERS, PREFERENCES. The following is a statement of the powers, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions of the Common Stock of the Corporation:

                           (1) The powers, preferences and relative
                  participating, optional or other special rights and qualifications, limitations or restrictions of the shares of Common Stock shall be identical in all respects.

                           (2) Subject to the rights of the holders of Preferred
                  Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation ("Certificate of Incorporation"), holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (including the Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

                           (3) (A) At every meeting of the stockholders of the
                  Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders.

                               (B) Every reference in this Certificate of
                  Incorporation to a majority or other proportion of shares of Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock are entitled.

                           (4) In the event of any dissolution, liquidation or
                  winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

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         SECTION 3.  PREFERRED STOCK.
                     ----------------

                  SERIES AND LIMITS OF VARIATIONS BETWEEN SERIES. Any unissued or treasury shares of the Preferred Stock may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors, and each share of a series shall be identical in all respects with the other shares of such series, except that, if the dividends thereon are cumulative, the date from which they shall be cumulative may differ. Before any shares of Preferred Stock of any particular series shall be issued, a certificate shall be filed with the Secretary of State of Delaware setting forth the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Stock of such series and such other matters as may be required, and the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the particulars of the shares of such series (so far as not inconsistent with the provisions of this Article IV applicable to all series of Preferred Stock), including, but not limited to, the following:

                  (a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                  (b) the annual rate of dividends payable on shares of such series, the conditions upon which such dividends shall be payable and the date from which dividends shall be cumulative in the event the Board of Directors determines that dividends shall be cumulative;

                  (c) whether such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                  (d) whether such series shall have conversion privileges and, if so, the terms and conditions of such conversion privileges, including, but not limited to, provision for adjustment of the conversion rate upon such events and in such manner as the Board of Directors shall determine;

                  (e) whether or not the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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                  (f) whether such series shall have a sinking fund for the
                  redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                  (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (h) any other relative rights, preferences and limitations of or otherwise relating to such series.

         SECTION 4. NO PREEMPTIVE RIGHTS. Except as otherwise set forth above in this Article IV, no holder of shares of this Corporation of any class shall be entitled, as such, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation or to which there shall be attached or appertain any warrants or rights entitling the holders thereof to purchase or subscribe for shares.


                                    ARTICLE V
                                    ---------
                                BYLAWS AMENDMENT

         SECTION 1. AMENDMENT OF BYLAWS BY DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

         SECTION 2. AMENDMENT OF BYLAWS BY THE STOCKHOLDERS. The Bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of not less than eighty percent (80%) of the outstanding shares of the Corporation entitled to vote thereon. Any amendment to this Certificate of Incorporation which shall contravene any bylaw in existence on the record date of the stockholders meeting at which such amendment is to be voted upon by the stockholders shall require the vote of not less than eighty percent (80%) of the outstanding shares entitled to vote thereon.


                                   ARTICLE VI
                                   ----------
                               BOARD OF DIRECTORS

         SECTION 1. CLASSIFIED BOARD. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be five (5) or such other number as may be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office but in no event more than nine (9) or less than three (3). Nominations for directors shall

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be made in accordance with the Bylaws. The Board of Directors (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be divided into three classes, Class A, Class B and Class C. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class A and if the fraction is two-thirds, one of the extra directors shall be a member of Class A and the other shall be a member of Class B. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1999, the directors first elected to Class B shall serve for a term ending on the date of the second annual meeting next following the end of the calendar year 2000, and the directors first elected to Class C shall serve for a term ending on the date of the third annual meeting next following the end of the calendar year 2001. Notwithstanding the foregoing formula provisions, in the event that, as a result of any change in the authorized number of directors, the number of directors in any class would differ from the number allocated to that class under the formula provided in this Article VI immediately prior to such change, the following rules shall govern:

                  (a) each director then serving as such shall nevertheless continue as a director of the class of which such director is a member until the expiration of his current term, death, resignation or removal;

                  (b) at each subsequent election of directors, even if the number of directors in the class whose term of office then expires is less than the number then allocated to that class under said formula, the number of directors then elected for membership in that class shall not be greater than the number of directors in that class whose term of office then expires, unless and to the extent that the aggregate number of directors then elected plus the number of directors in all classes then duly continuing in office does not exceed the then authorized number of directors of the Corporation;

                  (c) at each subsequent election of directors, if the number of directors in the class whose term of office then expires exceeds the number then allocated to that class under said formula, the Board of Directors shall designate one or more of the directorships then being elected as directors of another class or classes in which the number or directors then serving is less than the number then allocated to such other class or classes under said formula;

                  (d) in the event of the death, resignation or removal of any director who is a member of a class in which the number of directors serving immediately preceding the creation of such vacancy exceeded the number then allocated to that class under said formula, the Board of Directors shall designate the vacancy thus created as a vacancy in

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         another class in which the number of directors then serving is less than the number then allocated to such other class under said formula;

                  (e) in the event of any increase in the authorized number of directors, the newly created directorships resulting from such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the composition of each of the classes into conformity with the formula in this Article VI, as it applies to the number of directors authorized immediately following such increase; and

                  (f) designation of directorships or vacancies into other classes and apportionments of newly created directorships to classes by the Board of Directors under the foregoing items (c), (d) and (e) shall, so far as possible, be effected so that the class whose term of office is due to expire next following such designation or apportionment shall contain the full number of directors then allocated to said class under said formula. Notwithstanding any of the foregoing provisions of this Article VI, each director shall serve until his successor is elected and qualified or until his death, resignation or removal.

         SECTION 2. ELECTION BY HOLDERS OF PREFERRED STOCK. During any period when the holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues (i) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional director(s) so provided for, pursuant to the provisions of such Preferred Stock or series; (ii) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series; and (iii) whenever the holders of any such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

         SECTION 3. BALLOTS. Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall provide otherwise.

         SECTION 4. INITIAL DIRECTORS. The directors of the Corporation shall, at the date hereof, be:

                  (a)      Class A Directors

                           (i)      John W. Paxton

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                  (b)      Class B Directors

                           (i)      Samuel F. McKay
                           (ii) vacant (to be filled as a newly-created seat under the Bylaws)

                  (c)      Class C Directors

                           (i)      Roger J. Murphy, Jr.
                           (ii)     James H. Furneaux



                                   ARTICLE VII
                                   -----------
                               STOCKHOLDER ACTION

         No action shall be taken by the stockholders except at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.


                                  ARTICLE VIII
                                  ------------
                             ACQUISITION EVALUATION

         The Board of Directors of the Corporation, when evaluating any offer of another party to (i) make a tender or exchange offer for any equity security of the Corporation; (ii) merge or consolidate the Corporation with another corporation; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.


                                   ARTICLE IX
                                   ----------
                               REMOVAL OF DIRECTOR

         Any director may be removed at any annual or special stockholders' meeting upon the affirmative vote of not less than eighty percent (80%) of the outstanding shares of voting stock of the Corporation at that time entitled to vote thereon; provided, however, that such director may be removed only for cause and shall receive a copy of the charges against him, delivered to him personally or by mail at his last known address at least ten (10) days prior to the date of the stockholders' meeting; AND PROVIDED FURTHER, that directors who shall have been elected by the

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holders of a series or class of Preferred Stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors.


                                    ARTICLE X
                                    ---------
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         SECTION 1. AMENDMENT OF CERTAIN ARTICLES. The provisions set forth in this Article X and in Articles V; VI, Sections 1 and 5; VII; VIII; IX; XI and XII may not be amended, altered, changed or repealed in any respect unless such amendment, alteration, change or repealer is approved by the affirmative vote of not less than eighty percent (80%) of the outstanding shares of the Corporation entitled to vote thereon; provided that with respect to any proposed amendment, alteration or change to this Certificate of Incorporation, or repealing of any provision of this Certificate of Incorporation, which would amend, alter or change the powers, preferences or special rights of the shares of Common Stock so as to affect them adversely, the affirmative vote of not less than eighty percent (80%) of the outstanding shares affected by the proposed amendment, voting as a separate class, shall be required in addition to the vote otherwise required pursuant to this Article X; and PROVIDED, FURTHER, that with respect to any amendment, alteration or change to, or repealing of, any provision of
Article XI, the affirmative vote of not less than eighty percent (80%) of the outstanding shares of the Corporation entitled to vote thereon, other than and excepting shares held by the Interested Person (as referred to and defined in Article XI) (if any) seeking or proposing to effect any transaction involving the Corporation or any subsidiary of the Corporation, shall be required in addition to the vote otherwise required pursuant to this Article X.

         SECTION 2. AMENDMENTS GENERALLY. Subject to the provisions of Section 1 of this Article X, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XI
                                   ----------
                              BUSINESS COMBINATION

         SECTION 1. DELAWARE LAW SECTION 203. This Article XI is in addition to, not in limitation of, Delaware Law section 203.

         SECTION 2. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. The affirmative vote of not less than seventy-five percent (75%) of the outstanding shares of "Voting Stock" (as hereinafter defined) held by stockholders other than the "Interested Person" (as hereinafter defined) seeking to effect a "Business Combination" (as hereinafter defined) shall be required for the approval or authorization of any Business Combination with any Interested Person.

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

         SECTION 3. DEFINITIONS. Certain words and terms as used in this Article XI shall have the meanings given to them by the definitions and descriptions in this Section.

                  (a) BUSINESS COMBINATION. The term "Business Combination" shall mean (i) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Interested Person; (ii) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including without limitation, any voting securities of a subsidiary) or of a subsidiary of the Corporation to an Interested Person; (iii) any merger or consolidation of an Interested Person with or into the Corporation or a subsidiary of the Corporation; (iv) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or other security device, of all or any Substantial Part of the assets of an Interested Person to the Corporation or a subsidiary of the Corporation; (v) the issuance or transfer by the Corporation or any subsidiary of the Corporation of any securities of the Corporation or a subsidiary of the Corporation to an Interested Person; (vi) any reclassification of securities, recapitalization or other comparable transaction involving the Corporation that would have the effect of increasing the voting power of any Interested Person with respect to Voting Stock of the Corporation; and (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

                  (b) INTERESTED PERSON. The term "Interested Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Act of 1934 as in effect at the date of the adoption of this
         Article XI by the stockholders of the Corporation), "Beneficially Owns" (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article XI by the stockholders of the Corporation) in the aggregate five percent (5%) or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Without limitation, any share of Voting Stock of the Corporation that any Interested Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within sixty (60) days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by the Interested Person and to be outstanding for purposes of this definition. An Interested Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Interested Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to an Interested Person under the foregoing definition of Interested Person, if the price paid by such Interested Person for such shares is not determinable by two-thirds of the Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person

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


         or (ii) the market price of the shares in question at the time when the Interested Person became the Beneficial Owner thereof.

                  (c) VOTING STOCK. The term "Voting Stock" shall mean all of the outstanding shares of Common Stock of the Corporation and any outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by all of such shares.

                  (d) SUBSTANTIAL PART. The term "Substantial Part" shall mean more than twenty percent (20%) of the fair market value of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made, and determined by a vote of two-thirds of the Corporation's directors.


                                   ARTICLE XII
                                   -----------
                           RELATED PARTY TRANSACTIONS

         SECTION 1. VALIDITY OF AGREEMENTS. No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and any Related Entity (as defined below) or between the Corporation and one or more of the directors or officers of the Corporation or any Related Entity, shall be void or voidable solely for the reason that any Related Entity or any one or more of the officers or directors of the Corporation or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Certificate of Incorporation, the Corporation's Bylaws, Delaware Law and other applicable law. For purposes of this Article XII, (i) the term "Related Entity" means one or more directors of this Corporation, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a direct or indirect financial interest and (ii) the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests.

         SECTION 2. DUAL DIRECTORSHIPS. Directors of the Corporation who are also directors or officers of any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof). Outstanding Shares of Common Stock owned by any Related Entity may be counted in

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determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof).

         SECTION 3. GOOD FAITH ACTIVITY. No officer or director of any Related Entity shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that an officer or director of such Related Entity in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between any Related Entity and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of such Related Entity, which vote is cast or action is taken by such person in his capacity as a director of the Corporation, shall constitute an action of or the exercise of a right by or a consent of such Related Entity for the purpose of any such agreement or contract.

         SECTION 4. NOTICE AND WAIVER. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of, to understand the ramifications of, to have consented to the provisions of, and, to the fullest extent permitted by Delaware Law, to have waived his right to contest this Article XII.

         SECTION 5. ALTER EGO. For purposes of this Article XII, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

         SECTION 6. EFFECTIVENESS. Neither the alteration, amendment, change or repeal of any provision of this Article XII nor the adoption of any provision inconsistent with any provision of this Article XII shall eliminate or reduce the effect of this Article XII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XII, would accrue or arise, prior to such alteration, amendment, change, repeal or adoption.

         SECTION 7. NON-EXCLUSIVE PROVISIONS. The provisions of this Article XII are in addition to the provisions of Article VI, Section 5.

                                  ARTICLE XIII
                                  ------------
                       LIMITED LIABILITY; INDEMNIFICATION

         SECTION 1. LIMITED LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of


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

fiduciary duty as a director, except, if required by Delaware Law, as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of Delaware Law; or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of Section 1 of this Article XIII shall eliminate or reduce the effect of Section 1 of this Article XIII in respect of any matter occurring, or any cause of action, suit or claim that, but for Section 1 of this Article XIII would accrue or arise, prior to such amendment or repeal.

         SECTION 2.  INDEMNIFICATION AND INSURANCE.
                     ------------------------------

                  (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within twenty (20) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent Delaware law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service

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

         to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty (30) calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under Delaware Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense,

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

         liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

                  (e) SEVERABILITY. If any provision or provisions of this
         Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and
         (2) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                   ARTICLE XIV
                                   -----------
                                 GENDER AND FORM

         Whenever the context may require, any pronouns used in this Certificate of Incorporation shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns, including capitalized terms defined herein, shall include the plural and vice versa. "Including" and words of similar import shall be construed as words of inclusion and not of limitation such that matters described following such words of inclusion shall be regarded as nonexclusive, noncharacterizing illustrations of the matters described prior to such words of inclusion.

                                   ARTICLE XV
                                   ----------
                                 EFFECTIVE DATE

         Upon the adoption of this Certificate of Incorporation by the stockholders of the Corporation and its filing by the Secretary of State of Delaware as required by applicable provisions of Delaware Law, this Certificate of Incorporation shall become effective and shall supersede the existing Certificate of Incorporation, as amended to date.



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


         IN WITNESS WHEREOF, this Certificate of Incorporation has been duly adopted by the written consent of the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of Delaware Law and has been executed this 20th day of July, 1999.


                                     AIRONET WIRELESS COMMUNICATIONS, INC.


                                     By: /s/ Roger J. Murphy
                                        -----------------------------------
                                        Roger J. Murphy, President



                                     Attest:

                                     /s/ Jay R. Faeges
                                     --------------------------------------
                                     Jay R. Faeges, Secretary




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